For Immediate Release: August 5, 2014

Jennifer Nahas
Vice President, Marketing
Griffin Capital Corporation
jnahas@griffincapital.com
Office Phone: 949-270-9332
Cell Phone: 949-433-6860

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II DECLARED EFFECTIVE BY THE SEC
Los Angeles, CA – (August 5, 2014) - Griffin Capital Essential Asset REIT II, Inc. today announced that its registration statement pertaining to an initial public offering of approximately $2 billion in common stock was declared effective by the Securities and Exchange Commission on July 31, 2014.
Griffin Capital Essential Asset REIT II intends to qualify as a real estate investment trust for federal tax purposes and will offer up to a maximum of $2,000,000,000 in shares of common stock in its primary offering, consisting of two share classes: Class A common shares at a price of $10.00 per share (up to $1,000,000,000 in shares) and Class T common shares at a price of $9.4241 per share (up to $1,000,000,000 in shares).
Griffin Capital Essential Asset REIT II will primarily invest in single tenant net lease properties essential to the business operations of the tenant, including key distribution and/or manufacturing facilities or key office properties that are important to the ongoing business operations of the tenant.
"Our investment thesis is straightforward," states Chief Executive Officer of Griffin Capital Essential Asset REIT II, Kevin Shields, "Acquire properties that manifest strategic importance to the operations of the tenant, and construct a portfolio that is diversified from multiple perspectives: tenant, tenant business, geography, product type (with a focus on office and industrial) and lease duration."
Michael Escalante, President of Griffin Capital Essential Asset REIT II and Chief Investment Officer of Griffin Capital Corporation, the company’s sponsor, continued, “We believe that we can leverage our longstanding industry relationships with owners and brokers of the high quality properties we seek to acquire, and Griffin Capital’s reputation as a reliable all-cash buyer, to build a solid portfolio of business essential assets.”
About Griffin Capital Essential Asset REIT II and Griffin Capital Corporation
Griffin Capital Essential Asset REIT II, Inc. is a publicly registered Maryland corporation sponsored by Griffin Capital Corporation that intends to elect to qualify as a real estate investment trust for federal income tax purposes. Griffin Capital Corporation (“Griffin Capital”) is a privately-owned real estate company headquartered in Los Angeles. Led by senior executives, each with more than two decades of real estate experience who have collectively closed transactions representing over $16 billion in value, Griffin Capital and affiliates have acquired or constructed over 31 million square feet of space since 1995, and currently own, manage, sponsor and/or co-sponsor an institutional-quality portfolio of approximately 28 million square feet located in 32 states and 1 million square feet located in the United Kingdom, collectively representing approximately $5.3 billion in asset value. Additional information about Griffin Capital is available at www.griffincapital.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.
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